UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 13, 2010

First Financial Holdings, Inc. (Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina  29406
(Address of principal executive offices)

Registrant's telephone number (including area code):  (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –Corporate Governance and Management

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2010, First Financial Holdings, Inc. (the “Company”) reported that Blaise B. Bettendorf, 47 years old, has been appointed Executive Vice President, Chief Accounting Officer of the Company effective January 25, 2010.

Ms. Bettendorf has over 25 years of business experience primarily in Greenville, South Carolina and Charlotte, North Carolina, in the public accounting field and banking industry.  Ms. Bettendorf was Senior Vice President and Chief Financial Officer of Summit Financial Corporation and its subsidiary Summit National Bank from the time of the company’s inception in 1990 until its sale in 2005.  Following that sale, she began providing interim-CFO and consulting services to banking and other industries.  Most recently, Ms. Bettendorf was named Senior Vice President and Chief Financial Officer at Carolina Commerce Bank in Gastonia, North Carolina until its sale in October 2009.  She is licensed as a CPA in both South and North Carolina.

There are no family relationships between Ms. Bettendorf and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Bettendorf and any other person pursuant to which Ms. Bettendorf was selected as an executive officer of the Company.   In addition, Ms. Bettendorf is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Section 9 -- Financial Statements and Exhibits

          Item 9.01 Financial Statements and Exhibits

          (a) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

By /s/ R. Wayne Hall
R. Wayne Hall
Executive Vice President
and Chief Financial Officer

Date: January 13, 2010